                                                                  EXHIBIT 99.m34

                     AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN

                                       OF

                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                              AND MUNICIPAL FUNDS
                       AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                      AMERICAN CENTURY MUTUAL FUNDS, INC.
                   AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                                    B CLASS

     THIS AMENDMENT NO. 6 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 30th day of March, 2006 by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated September 3, 2002 and amended
February 27, 2004, September 30, 2004, November 17, 2004, May 1, 2005 and
September 29, 2005 (the "Plan"); and

     WHEREAS, American Century Mutual Funds, Inc. has added two new series,
Small Cap Growth Fund and Mid Cap Growth Fund (the "New ACMF Funds"), for which the Fund's board has established a B Class of shares; and

     WHEREAS, American Century World Mutual Funds, Inc. has added a new series,
International Value Fund (the "New ACWMF Fund"), for which the Fund's board has established a B Class of shares; and

     WHEREAS, American Century Investment Trust has added two new series, Select
Bond Fund and High-Yield Bond Fund (the "New ACIT Funds"), for which the Fund's board has established a B Class of shares; and

     WHEREAS, American Century Municipal Trust has added a new series, Long-Term
Tax-Free Fund (the "New ACMT Fund") (New ACMF Funds, New ACWMF Fund, New ACIT
Funds and New ACMT Fund collectively the "New Funds"), for which the Fund's board has established a B Class of shares; and

     WHEREAS, the parties desire to amend the Plan for these changes and to adopt the Plan on behalf of the New Funds;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century Mutual Funds, Inc., American Century World Mutual
Funds, Inc., American Century Municipal Trust and American Century Investment
Trust hereby adopt the Plan, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 6.

     4. In the event of a conflict between the terms of this Amendment No. 6 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 6 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 6 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 as of the date first above written.

                                     AMERICAN CENTURY CALIFORNIA TAX-FREE
                                      AND MUNICIPAL FUNDS
                                     AMERICAN CENTURY INVESTMENT TRUST
                                     AMERICAN CENTURY MUNICIPAL TRUST
                                     AMERICAN CENTURY MUTUAL FUNDS, INC.
                                     AMERICAN CENTURY WORLD MUTUAL
                                      FUNDS, INC.
                                     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                     AMERICAN CENTURY STRATEGIC ASSET
                                      ALLOCATIONS, INC.
                                     AMERICAN CENTURY QUANTITATIVE EQUITY
                                      FUNDS, INC.

                              By:  /s/ Charles A. Etherington
                                   ---------------------------------------------
                                   Charles A. Etherington
                                   Vice President of each of the Issuers

                                   SCHEDULE A

                         Series Offering B Class Shares

Series                                                       Date Plan Effective
------                                                       -------------------

American Century California Tax-Free and Municipal Funds
>>   California High-Yield Municipal Fund                    September 3, 2002

American Century Investment Trust
>>   Prime Money Market Fund                                 September 3, 2002
>>   Diversified Bond Fund                                   September 3, 2002
>>   High-Yield Fund                                         September 3, 2002
>>   Inflation Protection Bond Fund                          May 1, 2005
>>   Select Bond Fund                                        March 30, 2006
>>   High-Yield Bond Fund                                    March 30, 2006

American Century Municipal Trust
>>   High-Yield Municipal Fund                               September 3, 2002
>>   Arizona Municipal Bond Fund                             February 27, 2004
>>   Florida Municipal Bond Fund                             February 27, 2004
>>   Long-Term Tax-Free Fund                                 March 30, 2006

American Century Mutual Funds, Inc.
>>   Select Fund                                             September 3, 2002
>>   New Opportunities II Fund                               September 3, 2002
>>   Large Company Growth Fund                               September 3, 2002
>>   Capital Growth Fund                                     February 27, 2004
>>   Fundamental Equity Fund                                 November 17, 2004
>>   Small Cap Growth Fund                                   March 30, 2006
>>   Mid Cap Growth Fund                                     March 30, 2006

American Century World Mutual Funds, Inc.
>>   International Growth Fund                               September 3, 2002
>>   Global Growth Fund                                      September 29, 2005
>>   International Value Fund                                March 30, 2006

American Century Capital Portfolios, Inc.
>>   Large Company Value Fund                                September 3, 2002
>>   Value Fund                                              September 3, 2002

American Century Strategic Asset Allocations, Inc.
>>   Strategic Allocation: Aggressive Fund                   September 30, 2004
>>   Strategic Allocation: Moderate Fund                     September 30, 2004
>>   Strategic Allocation: Conservative Fund                 September 30, 2004

American Century Quantitative Equity Funds, Inc.
>>   Long-Short Equity Fund                                  September 29, 2005

By:   /s/ Charles A. Etherington
      -----------------------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  March 30, 2006

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